Exhibit 32

                            SUPPORT/TENDER AGREEMENT



                                             May 18, 2004



Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio  43017

                  Re:  SUPPORT/TENDER AGREEMENT

Dear Sirs:

             Concurrently with the execution and delivery of this letter agreement, Cardinal Health, Inc. ("CARDINAL HEALTH"), Blue Merger Corp., a wholly owned subsidiary of Cardinal Health ("SUBCORP"), and ALARIS Medical Systems, Inc. ("ALARIS") are entering into the Agreement and Plan of Merger, dated the date of this letter agreement (the "MERGER AGREEMENT"), providing for, among other things, a tender offer (the "OFFER") by Subcorp for all of the outstanding common stock, par value $0.01 per share, of ALARIS ("ALARIS COMMON STOCK") at a price per share of $22.35 net to the seller in cash (such price or any higher price paid in the Offer, the "OFFER PRICE"), to be followed by a merger of Subcorp with and into ALARIS, with ALARIS as the surviving corporation (the "MERGER"), pursuant to which each share of ALARIS Common Stock then-outstanding (other than as specifically provided for to the contrary in the Merger Agreement), shall be converted into the right to receive an amount in cash without interest equal to the Offer Price pursuant to the terms of the Merger Agreement.

             Each of Decisions Incorporated ("DI"), JD Partnership, L.P. ("JD") and JA Special Partnership Limited ("JA") is a holder of record of ALARIS Common Stock on the date of this Agreement. Jeffry M. Picower ("PICOWER") is the sole stockholder of DI, which is the sole general partner of JD and JA. Each of JA, DI and JD is a "STOCKHOLDER", all of them together are collectively the "STOCKHOLDERS", the Stockholders and Picower are collectively the "STOCKHOLDER PARTIES" and each one of the Stockholder Parties is a "STOCKHOLDER PARTY".

             Since execution of this letter agreement is a condition to Cardinal Health's willingness to proceed with the transactions contemplated by the Merger Agreement, the Stockholder Parties are entering into this letter agreement to induce Cardinal Health to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

             Capitalized terms used but not defined in this letter agreement shall have the same meanings as in the Merger Agreement. For purposes of this letter agreement, the term "CONTROL AFFILIATE" means any Affiliate of any Stockholder Party (other than ALARIS and its subsidiaries), and the term "AFFILIATE" has the meaning set forth in the definition of "AFFILIATE" in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Upon a Control Affiliate's execution and delivery to Cardinal Health of a Joinder (as hereinafter defined), such Control Affiliate shall be deemed to be a


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Cardinal Health, Inc.
May 18, 2004
Page 2

"Stockholder" and one of the "Stockholders" and "Stockholder Parties" for purposes of this letter agreement.

             The parties hereto agree as follows:

             1. Each Stockholder severally represents and warrants that, as of the date of this letter agreement: such Stockholder is the record and/or beneficial owner of the shares of ALARIS Common Stock indicated with respect to such Stockholder Party on Schedule I attached hereto (the "STOCKHOLDER'S SHARES" and, collectively with the shares of ALARIS Common Stock owned beneficially or of record by all of the Stockholder Parties, the "STOCKHOLDERS' SHARES"), free and clear of all liens, charges, encumbrances, voting agreements, and commitments of every kind, except for the obligations undertaken by the parties under this letter agreement. Picower represents and warrants that he is the sole stockholder of DI, which is the sole general partner of JD and JA and that each Stockholder Party is the record and/or beneficial owner of the Stockholder's Shares indicated with respect to such Stockholder Party on Schedule I attached hereto free and clear of all liens, charges, encumbrances, voting agreements, and commitments of every kind, except for the obligations undertaken by the parties under this letter agreement.

             2. Each Stockholder severally, and Picower, represents and warrants that, except as set forth on Schedule I, as of the date of this letter agreement, neither that Stockholder Party nor any Control Affiliate of that Stockholder Party: (a) owns beneficially or of record, or has any rights to acquire, any shares of ALARIS Common Stock or any other shares of the capital stock of ALARIS, (b) has any other interest in shares of ALARIS Common Stock or
(c) has any voting rights with respect to any other shares of ALARIS Common Stock or any other shares of the capital stock of ALARIS.

             3. Each Stockholder severally, and Picower, agrees that during the Term (as hereinafter defined) it will not, and will not permit any of its Control Affiliates to, sell or otherwise transfer, or dispose of or grant any interest in any of the Stockholder's Shares of that Stockholder Party or any direct or indirect economic or other interest in those shares of ALARIS Common Stock or securities convertible into shares of ALARIS Common Stock or any voting rights with respect to any of those shares, or agree to do any of the foregoing (a "TRANSFER"), other than transfers, dispositions or grants thereof: (a) pursuant to the Offer or the Merger, (b) to any Control Affiliate of which Picower (and members of his immediate family) directly or indirectly, owns 100% of the economic interest, but only if such Control Affiliate has executed and delivered to Cardinal Health, prior to the time of such Transfer, a writing in which such Control Affiliate agrees to be bound by all of the provisions of this letter agreement to the same extent as any other Stockholder is so bound (each, a "JOINDER") or (c) with Cardinal Health's prior written consent. For the avoidance of doubt, the term "Transfer," shall also include any pledge, hypothecation, encumbrance, assignment or constructive sale or other disposition of such security or the record or beneficial ownership thereof, the offer to make a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding whether or not in writing, to effect any of the foregoing. The term "CONSTRUCTIVE SALE" means a short sale with respect to such security, entering into or acquiring a derivative contract with respect


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Cardinal Health, Inc.
May 18, 2004
Page 3

to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing. For a period of 18 months after the Term, each Stockholder severally agrees, and Picower agrees to and agrees to cause each such Stockholder, immediately upon the occurrence of a Transfer of the Stockholder's Shares, to provide written notice to Cardinal Health of such Transfer and the material terms and conditions associated with such Transfer.

             4. Each Stockholder severally agrees, and Picower agrees to and agrees to cause each such Stockholder, during the Term, to irrevocably tender (and, to the extent applicable, to cause the record owner of those Stockholder's Shares to tender) all of the Stockholder's Shares of that Stockholder Party and its Control Affiliates by physical delivery of the certificates therefor to the extent that such Shares are filed in certificated form or by book-entry delivery to the extent that such shares are not in certificated form pursuant to and in accordance with the terms of the Offer, as soon as practicable but in no event later than seven business days after the Offer is commenced, and, prior to the end of the Term, to not withdraw from the Offer any of such Stockholder's Shares. The Stockholder Parties hereby permit Cardinal Health and Subcorp to publish and disclose in a Tender Offer Statement on Schedule TO with respect to the Offer and ALARIS to publish and disclose in a Solicitation/Recommendation Statement on Schedule 14D-9, and, if approval of the ALARIS Stockholders is required under the Delaware General Corporation Law, any proxy statement relating to the Merger (including, in each case, all documents and schedules filed with the Securities and Exchange Commission), the Stockholder Parties' identities and the ownership by each of the Stockholder Parties of the Stockholders' Shares and the nature of the Stockholder Parties' commitments, arrangements and understandings hereunder. Cardinal Health, on behalf of itself and Subcorp, hereby permits the Stockholder Parties to disclose in a
Schedule 13D (including any amendments or supplements thereto and all documents and schedules affixed to or referenced therein) pertaining to the Offer filed with the Commission the nature of the commitments, arrangements and understandings of the parties hereunder.

             5. Except as permitted by this letter agreement, each Stockholder severally, and Picower, agrees not to, and agrees to cause its Control Affiliates not to take any action to, frustrate or interfere with the Offer, the Merger, the Merger Agreement or the transactions contemplated by the Merger Agreement. Each Stockholder severally, and Picower, agrees that it will not, and will not permit any of its Control Affiliates to, authorize or permit any of its directors, officers, partners, employees, agents or representatives, directly or indirectly, to: (i) solicit, initiate, knowingly encourage or knowingly facilitate, or knowingly furnish or otherwise disclose nonpublic information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving ALARIS, or acquisition of any capital stock from ALARIS (other than upon exercise of ALARIS Options that are (i) outstanding as of the date of this Agreement or (ii) permitted to be granted under the terms of this Agreement) or Picower or the ALARIS Stockholders generally or a material amount of the assets of ALARIS and any of its subsidiaries, taken as a whole, in a single transaction or a series of related transactions not in the ordinary course of business, or any acquisition by ALARIS of any material assets or capital stock of any other person not in the ordinary course of business, or any combination of the foregoing (an "ALTERNATIVE TRANSACTION"), or (ii) negotiate or otherwise engage


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Cardinal Health, Inc.
May 18, 2004
Page 4

in discussions with any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, representative office, branch, governmental body or other entity (each, a "PERSON") with respect to any Alternative Transaction or potential Alternative Transaction or (iii) enter into any agreement, arrangement or understanding requiring ALARIS or Picower to abandon, terminate or fail to consummate the Offer, the Merger or any other transactions contemplated by the Merger Agreement, or to otherwise assist in the effectuation of any Alternative Transaction; PROVIDED, HOWEVER, that, at any time prior to the Appointment Time,
(x) each of the Stockholder Parties may negotiate or otherwise engage in discussions with, or furnish or disclose information to, any Person that makes a written proposal for an Alternative Transaction that was not solicited or knowingly encouraged or knowingly facilitated by any of the Stockholder Parties in violation of the terms of the letter agreement to the extent (but only to the extent) ALARIS is so entitled to do so with such Person under Section 6.3(b) of the Merger Agreement (it being understood and agreed that if ALARIS advises Picower in writing that ALARIS is entitled to do so under such Section 6.3(b) and Picower promptly so notifies Cardinal Health, such advice shall be dispositive for purposes of establishing such entitlement under this clause (x) unless to Picower's actual knowledge, ALARIS' advice is not correct) and (y) each of the Stockholder Parties may otherwise engage in discussions with the ALARIS Board in response to such an Alternative Transaction. Each Stockholder Party shall promptly advise Cardinal Health in writing of the receipt, directly or indirectly, by such Stockholder Party of any inquiries or proposals relating to an Alternative Transaction and cooperate fully with Cardinal Health in connection with the Offer and the Merger. Each Stockholder Party shall promptly furnish to Cardinal Health a copy of any inquiry or proposal that is received and a copy of any information provided to or by the Stockholder Party or any third party relating thereto.

             6. Each Stockholder severally, and Picower, agrees that, at any meeting of the ALARIS Stockholders held during the Term, however called, or if action by written consent of the ALARIS Stockholders is sought during the Term, the Stockholder Parties each will (and, to the extent applicable, will cause the appropriate Stockholder to): (a) vote (or execute a consent with respect to) the Stockholder's Shares of that Stockholder Party in favor of the Merger; (b) vote (or execute a consent with respect to) the Stockholder's Shares of that Stockholder Party against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of ALARIS under the Merger Agreement; and (c) vote (or execute a consent with respect to) the Stockholder's Shares of that Stockholder Party against any action or agreement (other than the Merger Agreement or the transactions contemplated by the Merger Agreement) that would, directly or indirectly, impede, interfere with, delay, postpone or, directly or indirectly, discourage the Offer or the Merger.

             7. The term of this letter agreement (the "TERM") shall commence on the date hereof and, unless this letter agreement sooner terminates by its terms as provided for in this paragraph or is terminated by Picower as provided for in this paragraph, shall expire upon completion of the Merger. The Term shall terminate automatically upon termination of the Merger Agreement or the expiration of the Offer. In addition, Picower may, upon notice to Cardinal Health to that effect, terminate the Term if, without the prior express written consent of Picower, any one or more of the following shall have occurred: (i) the Offer or the Merger Agreement shall have been amended to provide that the


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Cardinal Health, Inc.
May 18, 2004
Page 5

amount to be paid for any of the Stockholders' Shares is less than $22.35, net to the seller, in cash, (ii) all of the Stockholders' Shares shall have been tendered into the Offer and shall not have been purchased and fully paid for pursuant to the Offer prior to the later of (x) July 30, 2004, or (y) the first business day after the Expiration Date of the Offer (including any extensions pursuant to Section 1.1 of the Merger Agreement), PROVIDED THAT except as provided below in no event shall such date go beyond August 31, 2004 (it being agreed that if prior to such date a Bona Fide Proposal (as hereinafter defined) shall have been made or disclosed, Picower shall not have the right to terminate the Term pursuant to this clause) or (iii) the Offer or the Merger Agreement is amended such that the Minimum Condition represents a portion of the shares of ALARIS Common Stock outstanding on the date of purchase greater than the fraction equal to (x) one share more than the number of shares equal to (A) shares of ALARIS Common Stock held by Picower and/or the Stockholders PLUS (B) a majority of the then issued and outstanding shares of ALARIS Common Stock (other than (1) shares of ALARIS Common Stock held by Picower and/or the Stockholders and (2) shares of ALARIS Common Stock owned beneficially or of record by directors or executive officers of ALARIS (and/or any other persons required by applicable law to have their shares of ALARIS Common Stock owned beneficially or of record excluded from such calculation)) divided by (y) the number of shares of ALARIS Common Stock outstanding on the date of purchase. Notwithstanding anything to the contrary contained herein, the provisions of Sections 8 through 16 of this letter agreement shall survive the expiration or sooner termination of the Term, except as expressly set forth therein.

             8. Each Stockholder Party severally, and Picower, agrees that, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of ALARIS or any of its subsidiaries of, or affecting the Stockholder Shares of, that Stockholder Party, (b) that Stockholder Party purchases or otherwise acquires beneficial ownership of or an interest in any shares of capital stock of ALARIS or any of its subsidiaries after the execution of this letter agreement (including by conversion) or (c) that Stockholder Party voluntarily acquires the right to vote or share in the voting of any shares of capital stock of ALARIS or any of its subsidiaries other than Stockholder's Shares (collectively, "NEW SHARES"), that Stockholder Party shall deliver promptly to Cardinal Health written notice of its acquisition of New Shares which notice shall state the number of New Shares so acquired. Each Stockholder Party severally, and Picower, agrees: (a) not to purchase shares of ALARIS Common Stock from the date of this letter agreement until the final Expiration Date and (b) that any New Shares acquired or purchased during the Term and after the final Expiration Date of the Offer by that Stockholder Party shall be subject to the terms of this letter agreement and shall constitute Stockholder's Shares of that Stockholder Party to the same extent as if those New Shares were owned by that Stockholder Party as a Stockholder on the date of this letter agreement. In any such case, however, the warranties and representations set forth in Section 1 or Section 2 of this letter agreement shall be deemed amended accordingly to be made as of the date thereof.


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Cardinal Health, Inc.
May 18, 2004
Page 6

             9. Alternative Transaction Payment.

            (a) If (i) the Merger Agreement shall have been terminated, by Cardinal Health under Section 8.1(d) thereof, Section 8.1(g) thereof or
      Section 8.1(f) thereof, or by ALARIS under Section 8.1(i) thereof, or by ALARIS or Cardinal Health under Section 8.1(a), (c) or (e) thereof (but only if such termination under such Section 8.1(a), (c) or (e) results from a failure to satisfy any one or more of the conditions set forth in clauses (c), (d), (e), (f), (g) or (i) of Annex A of the Merger Agreement), in each case, under circumstances in which a Bona Fide Proposal shall have been made or disclosed during the Term, (ii) within twelve months after the end of the Term, ALARIS enters an Acquisition Agreement with a Person other than Cardinal Health or any of Cardinal Health's Affiliates providing for an Alternative Transaction and (iii) the Alternative Transaction so provided for in such Acquisition Agreement is consummated within eighteen months after the end of the Term, then each Stockholder shall pay to Cardinal Health (and Picower shall pay (in lieu of such Stockholder) or shall cause each Stockholder to so pay to Cardinal Health) immediately upon receipt an amount equal to 100% of the Profit (as hereinafter defined) received by such Stockholder Party, if any, in connection with such transaction. Any payment to Cardinal Health hereunder shall be made in the same form as the consideration received from the Alternative Transaction (and, if the consideration so received was in more than one form, then in the same proportion as the forms of consideration so received). For purposes of this letter agreement, a "BONA FIDE PROPOSAL" is a proposal by a Person other than Cardinal Health or its Affiliates regarding an Alternative Transaction that shall have been made on a bona fide basis to ALARIS or any of ALARIS' directors, officers, employees, agents, Stockholder Parties or representatives or that shall have been publicly disclosed or that a Person other than Cardinal Health or its Affiliates has indicated publicly or to ALARIS or any of ALARIS' directors, officers, employees, agents, Stockholder Parties or representatives a bona fide interest in making or pursuing such a proposal.

            (b) If (i) Cardinal Health shall have increased the amount paid per share of ALARIS Common Stock over the Per Share Amount set forth in the Merger Agreement as of the date of this letter agreement and the Stockholders' Shares shall have been transferred to Cardinal Health pursuant to the Offer, or (ii) (x) the Merger Agreement shall have been terminated, by Cardinal Health under Section 8.1(d) thereof, Section 8.1(g) thereof or Section 8.1(f) thereof, or by ALARIS under Section 8.1(i) thereof, or by ALARIS or Cardinal Health under Section 8.1(a), (c) or (e) thereof (but only if such termination under such Section 8.1(a), (c) or (e) results from a failure to satisfy any one or more of the conditions set forth in clauses (c), (d), (e), (f), (g) or (i) of Annex A of the Merger Agreement), in each case, under circumstances in which a Bona Fide Proposal shall have been made or disclosed during the Term, (y) within twelve months after the end of the Term, ALARIS shall have entered into an Acquisition Agreement with Cardinal Health or any of its Affiliates providing for a transaction in which any Stockholders' Shares are to be transferred to Cardinal Health or any of its Affiliates and (z) the transaction so provided for in such Acquisition Agreement is consummated within eighteen months after the end of Term, then, in each such case, each Stockholder shall pay to Cardinal Health (and Picower


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Cardinal Health, Inc.
May 18, 2004
Page 7

      shall pay or shall cause such Stockholder to so pay to Cardinal Health) immediately upon receipt an amount equal to 80% of the Profit obtained by such Stockholder Party, if any, in connection with such transaction. Any payment to Cardinal Health hereunder shall be made in the same form as the consideration received from the transaction (and, if the consideration so received was in more than one form, then in the same proportion as the forms of consideration so received).

            (c) For purposes of this Section 9,

                (i) "PROFIT" of a Stockholder Party shall equal the aggregate consideration received by that Stockholder Party, directly or indirectly, in respect of the Transfer of Stockholder's Shares, valuing any non-cash consideration (including any residual interest in ALARIS whether represented by ALARIS Common Shares or other securities of ALARIS to extent that ALARIS has engaged in a spin-off, recapitalization or similar transaction) at its fair market value as of the date of consummation less the product obtained by multiplying the Per Share Amount set forth in the Merger Agreement as of the date of this letter agreement by the number of Stockholder's Shares Transferred by that Stockholder Party in that Transfer. Any amounts to be recovered under this Section 9(c)(i) shall be reduced by the actual amount of any damages paid to Cardinal Health in respect of any breach of the Merger Agreement by ALARIS; it being understood that Cardinal Health shall have no duty or obligation to seek any such damages.

                (ii) The fair market value of any non-cash consideration consisting of

                (A) securities listed on a national securities exchange or traded on the Nasdaq National Market of The Nasdaq Stock Market, Inc. ("NASDAQ NATIONAL MARKET") shall be equal to the average of the closing prices per share of such security as reported on such exchange or Nasdaq National Market for each of the five trading days prior to the date of determination, PROVIDED THAT, such securities are not subject by law or agreement with Cardinal Health or Subcorp to any transfer restrictions and such securities do not represent in the aggregate 10% or more of the outstanding securities of the same class of securities of which such securities are a part; and

                (B) consideration which is other than cash or securities of the type specified in subclause (A) above shall be the amount a reasonable, willing seller would pay a reasonable, willing buyer, taking into account the nature and terms of such property. In the event of a dispute as to the fair market value of such property, such disputed amounts shall be determined, which determination shall be binding on all parties to this letter agreement and shall be made by a


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Cardinal Health, Inc.
May 18, 2004
Page 8

                nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm; PROVIDED, HOWEVER, that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then Cardinal Health, on the one hand, and Picower, on the other hand, shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; PROVIDED FURTHER, that the fees and expenses of such investment banking firm shall be borne by Cardinal Health. The determination of investment banking firm shall be binding upon the parties hereto.

                (iii) In the event that ALARIS shall declare and pay a stock or extraordinary dividend or other distribution, or effect a stock split, reverse stock split, reclassification, reorganization, recapitalization, combination or other like change with respect to shares of ALARIS Common Stock, the calculations set forth in this Section 9 shall be adjusted to reflect fully such dividend, distribution, stock split, reverse stock split, reclassification, reorganization, recapitalization, combination or other like change and the value of any such dividend, distribution, stock split, reclassification, reorganization, recapitalization, combination (including any residual interest in ALARIS whether represented by ALARIS Common Shares or other securities of ALARIS to extent that ALARIS has engaged in a spin-off, recapitalization or similar transaction) shall be considered in determining the Profit as provided in this Section 9, in each case, to the extent not previously adjusted pursuant to
                Section 8(a).

            (d) Any payment to be made hereunder on account of Profit (i) received in cash, shall be paid by wire transfer of same day funds to an account designated by Cardinal Health and (ii) received in the form of securities or other property, shall be paid through delivery of the securities or property received, suitably endorsed for transfer free and clear of all liens, charges, encumbrances, voting agreements, and commitments of every kind (other than those imposed by, through or under the Alternative Transaction or as required by law, as the case may be).

             10. Each Stockholder severally, Picower (with respect to himself and each Stockholder) and Cardinal Health each represent and warrant that such party has all necessary power and authority to enter into this letter agreement and that this letter agreement is the legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms.

             11. The transactions contemplated by this letter agreement are unique. Accordingly, each of the parties hereto acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, PROVIDED that such party


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Cardinal Health, Inc.
May 18, 2004
Page 9

hereto is not in material default hereunder. The parties hereto agree that, if for any reason a party hereto shall have failed to perform its obligations under this letter agreement, then the party hereto seeking to enforce this letter agreement against such nonperforming party under this letter agreement shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this letter agreement.

             12. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (when confirmed) or dispatched by a nationally recognized overnight courier service (upon receipt): (a) if to Cardinal Health, at such party's address set forth in
Section 9.2 of the Merger Agreement, with a copy to such party's counsel at such party's counsel's address set forth in Section 9.2 of the Merger Agreement (or, in each case, at such other address for such party (or such party's counsel) as shall be specified by like notice) and a copy to ALARIS at its address set forth in Section 9.2 of the Merger Agreement (or at such other address for ALARIS as shall be specified by like notice), or (b) if to any of the Stockholder Parties, at such party's address set forth on Schedule I hereto, with a copy to such party's counsel at such party's counsel's address set forth on Schedule I hereto (or, in each case, at such other address for such party (or such party's counsel) as shall be specified by like notice) and a copy to ALARIS at its address set forth in Section 9.2 of the Merger Agreement (or at such other address for ALARIS as shall be specified by like notice).

             13. Except to the extent that the laws of the jurisdiction of organization of any party to this letter agreement, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Delaware. All Actions arising out of or relating to this letter agreement shall be heard and determined in the Delaware Court of Chancery or, if under applicable law exclusive jurisdiction is vested in the federal courts, then in any federal court sitting in the United States District Court for the District of Delaware.

             14. Each of the parties to this letter agreement irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if under applicable law exclusive jurisdiction is vested in the federal courts, then in any federal court sitting in the United States District Court for the District of Delaware, for the purpose of any Action arising out of or relating to this letter agreement, and each of the parties to this letter agreement irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in the Delaware Court of Chancery or, if under applicable law exclusive jurisdiction is vested in the federal courts, then in any federal court sitting in the United States District Court for the District of Delaware. Each of the parties to this letter agreement agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this letter agreement irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Offer and Merger, on such party's behalf or such party's property, by the personal


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Cardinal Health, Inc.
May 18, 2004
Page 10

delivery of copies of such process to such party. Nothing in this Section 14 shall affect the right of any party to this letter agreement to serve legal process in any other manner permitted by law.

             15. This letter agreement shall be binding upon and inure to the benefit of each of the parties to this letter agreement and their respective successors, including by will or intestate succession. This letter agreement may not be assigned to any other Person without the prior written consent of the other parties to this letter agreement, which consent may be withheld for any reason or for no reason.

             16. This letter agreement constitutes the entire agreement among the parties to this letter agreement with respect to the matters covered hereby, and supersedes all prior agreements, understandings or representations among the parties to this letter agreement, written or oral, with respect to the subject matter of this letter agreement.

             If you are in agreement that the foregoing correctly states the agreement among us, please sign and return to me an executed counterpart of this letter agreement. This letter agreement shall become effective among the parties specified herein, upon the undersigned's receipt of executed counterparts of this letter agreement from each of such parties.

Cardinal Health, Inc.
May 18, 2004
Page 11

                                         Very truly yours,


                                         By: /s/ Jeffry M. Picower
                                             -----------------------------------
                                               Jeffry M. Picower


                                         DECISIONS INCORPORATED


                                         By: /s/ April C. Freilich
                                             -----------------------------------
                                             Name: April C. Freilich
                                             Title: President


                                         JD PARTNERSHIP, L.P.
                                         BY: DECISIONS INCORPORATED,
                                             its general partner


                                         By: /s/ April C. Freilich
                                             -----------------------------------
                                             Name: April C. Freilich
                                             Title: President


                                         JA SPECIAL PARTNERSHIP LIMITED

                                         BY: DECISIONS INCORPORATED,
                                             its general partner


                                         By: /s/ April C. Freilich
                                             -----------------------------------
                                             Name: April C. Freilich
                                             Title: President

Cardinal Health, Inc.
May 18, 2004
Page 12

Confirmed on the date
first above written.

Cardinal Health, Inc.


By: /s/ Robert D. Walter
    ------------------------------
    Name: Robert D. Walter
    Title: Chairman and
           Chief Executive Officer

                                   SCHEDULE I

                                 Stock Ownership



Owned Beneficially by Jeffry M. Picower: 46,643,209 shares of ALARIS Common
Stock*


Jeffry M. Picower
Decisions Incorporated
JD Partnership, L.P.
JA Special Partnership Limited

c/o William D. Zabel, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Telecopier:  (212) 593-5955

with copies of notices to:

Andre Weiss, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Telecopier:  (212) 593-5955

* Includes 20,079,477 shares of common stock owned of record by Decisions Incorporated ("DECISIONS"), 2,489,463 shares of common stock owned of record by JA Special Partnership Limited ("JA SPECIAL") and 24,074,269 shares of common stock owned of record by JD Partnership, L.P. ("JD PARTNERSHIP"). Mr. Picower is the sole stockholder and director of Decisions, which is the sole general partner of JA Special and JD Partnership and is the beneficial owner of all such shares.